                                                                    Exhibit 10.1

                              STOCK INCENTIVE PLAN
                 ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

          This STOCK INCENTIVE PLAN ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this "Agreement") dated as of December 13, 2004 is by and between Advanced Life Sciences, Inc., an Illinois corporation ("ALS") and Advanced Life Sciences Holdings, Inc., a Delaware corporation ("ALS Holdings").

                                   WITNESSETH:

          WHEREAS, ALS maintains the Advanced Life Sciences, Inc. Stock Incentive Plan (the "Plan"); and

          WHEREAS, pursuant to the Plan, ALS has granted options to purchase common stock to numerous employees under a form of Nonqualified Stock Option Agreement (an "Award") (each employee who has received a grant being referred to as a "Participant"); and

          WHEREAS, ALS is undergoing a recapitalization and reorganization as of the date hereof pursuant to which, among other things, ALS has become a wholly-owned subsidiary of ALS Holdings (the "Recapitalization"); and

          WHEREAS, in connection with the Recapitalization, ALS and ALS Holdings consider it desirable and in the best interests of the Participants to provide for the assumption and continuation of the Plan by ALS Holdings under the terms and conditions set forth herein; and

          WHEREAS, the Boards of Directors of ALS and ALS Holdings (the "Boards of Directors") have each approved the Recapitalization, including the respective rights and obligations of ALS and ALS Holdings under this Agreement, and have determined that this Agreement, taking into account any related actions, would not adversely alter or impair any rights or obligations under any outstanding Award under the Plan.

          NOW, THEREFORE, in consideration of such benefits and for other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, ALS and ALS Holdings agree as follows:

     Section 1.   ASSIGNMENT AND ASSUMPTION.

                  (a) Pursuant to the provisions of Sections 13.1 and 13.2 of the Plan and under the authority of the Boards of Directors, ALS and ALS Holdings hereby agree that, on and as of the date hereof, (i) ALS Holdings will assume sponsorship of the Plan and will be substituted for ALS as the "Company" under the Plan; and (ii) ALS Holdings will assume and be vested with, and ALS will be divested of, all of the powers, rights, duties and obligations vested in ALS as the "Company" under the Plan.

                  (b) Service taken into account under the Plan prior to the date hereof, for purposes of determining vesting of an "Award" under the Plan, will continue to be taken into account thereunder on and after the date hereof for vesting purposes, in accordance with the terms of the Plan as it may be amended from time to time.

                  (c) The substitution of ALS Holdings for ALS as the "Company" under the Plan will not in any way effect a termination or discontinuance of the Plan or be considered a "Change in Control" (as defined in the Plan), and no person will be entitled to any payments under the Plan solely because of such substitution.

     Section 2. AMENDMENT TO PLAN. ALS and ALS Holdings hereby agree that the Plan shall be amended and restated in its entirety as of the date hereof in the form attached hereto at EXHIBIT A (the "AMENDED PLAN").

     Section 3. OUTSTANDING GRANTS. Any Awards in favor of Participants on or prior to the date hereof shall continue and be subject to the Amended Plan. Any reference to "Advanced Life Sciences, Inc." in the Awards shall be deemed to be a reference to "Advanced Life Sciences Holdings, Inc."

     Section 4. HEADINGS. Article and section headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

     Section 5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

     Section 6. SAVINGS CLAUSE. If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof.

     Section 7. GOVERNING LAW. The validity, interpretation and effect of this Agreement shall be governed exclusively by the laws of the State of Delaware, without regard to provisions concerning conflicts of laws.

     Section 8. NOTICES. Any notices or communications permitted or required hereunder shall be deemed sufficiently given if hand-delivered, or sent by (i) registered or certified mail return receipt requested, (ii) telecopy or other electronic transmission service (to the extent receipt is confirmed) or (iii) by overnight courier, in each case to the parties at their current respective addresses and telecopy numbers, or to such other address of which any party may notify the other party in writing.

     Section 9. NO THIRD PARTY BENEFICIARY. This Agreement is being entered into solely for the benefit of the parties hereto, and the parties do not intend that any employee or any other person shall be a third-party beneficiary of the covenants by any party contained in this Agreement.

                            [signature page follows]

          IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first specified above.

                                         ADVANCED LIFE SCIENCES, INC.

                                         /s/ John L. Flavin
                                         ---------------------------------------
                                         By:    John L. Flavin
                                                President


                                         ADVANCED LIFE SCIENCES HOLDINGS, INC.

                                         /s/ Michael T. Flavin
                                         ---------------------------------------
                                         By:    Michael T. Flavin
                                                Chief Executive Officer


       STOCK INCENTIVE PLAN ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

                              AMENDED AND RESTATED
                              STOCK INCENTIVE PLAN


       STOCK INCENTIVE PLAN ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

           ADVANCED LIFE SCIENCES HOLDINGS, INC. STOCK INCENTIVE PLAN
                    (As Amended Effective December 13, 2004)

     ARTICLE 1.   ESTABLISHMENT, OBJECTIVES AND DURATION

     1.1 ESTABLISHMENT OF THE PLAN. Advanced Life Sciences Holdings, Inc., a Delaware corporation, has adopted this "Advanced Life Sciences Holdings, Inc. Stock Incentive Plan." Capitalized terms will have the meanings given to them in
Article 2. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, and Restricted Stock.

     1.2 OBJECTIVES OF THE PLAN. The Plan's purpose is to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company's objectives and that link Participants' interests to those of the Company's stockholders; to give Participants an incentive for excellence in individual performance; to promote teamwork among Participants; and to give the Company a significant advantage in attracting and retaining key employees, directors and consultants.

     1.3    EFFECTIVE DATE AND TERM OF THE PLAN.

            (a) The Plan will be effective as of October 1, 1999. No Option granted under the Plan may be exercised, and no Shares will be issued under the Plan, until the Company's stockholders approve the Plan. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all Awards previously granted under the Plan will terminate and cease to be outstanding, and no further Awards will be made and no shares will be issued under the Plan. Subject to such limitation, the Board may make Awards and issue Shares under the Plan at any time after the Plan's Effective Date and before the date fixed herein for termination of the Plan.

            (b) The Plan will terminate upon the earliest of (i) the expiration of the ten (10) year period measured from the date the Board adopts the Plan, (ii) the expiration of the ten (10) year period measured from the date the Company's stockholders approve the Plan, or (iii) the date on which all Shares available for issuance under the Plan have been issued pursuant to the exercise of Options or the Award of Shares (whether vested or unvested) under the Plan. Upon such Plan termination, all Awards outstanding under the Plan will continue to have full force and effect in accordance with the terms of the Award Agreement evidencing such Award.

     ARTICLE 2.   DEFINITIONS

     Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word will be capitalized:

     "AFFILIATE" means any corporation that is a parent or subsidiary corporation (as Code Sections 424(e) and (f) define those terms) with respect to the Company.

     "AWARD" means, individually or collectively, a grant under this Plan to a Participant of Nonqualified Stock Options, Incentive Stock Options, or Restricted Stock.

     "AWARD AGREEMENT" means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to the Participant.


       STOCK INCENTIVE PLAN ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

     "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" has the meaning ascribed to that term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

     "CAUSE" will have the meaning set forth in any employment, consulting, or other agreement between the Company (or an Affiliate) and the Participant. If there is no employment, consulting, or other agreement between the Company (or an Affiliate) and the Participant, or if such agreement does not define "Cause," then "Cause" will mean the Participant's: (i) conviction of or plea of guilty or NOLO CONTENDERE to any criminal violation involving dishonesty or fraud; (ii) willful engagement in any gross misconduct in the performance of the Participant's duties that materially injures the Company or an Affiliate; (iii) unauthorized use or disclosure of confidential information or trade secrets of the Company or any Affiliate; or (iv) willful and substantial nonperformance of assigned duties, provided that such nonperformance has continued more than thirty days after the Company has given written notice of such nonperformance and of its intention to terminate Participant's Service because of such nonperformance.

     "CHANGE IN CONTROL" means any one of the following transactions to which the Company is a party:

            (a) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a Person or Persons other than (i) a Permitted Holder, or (ii) the Persons directly or indirectly holding those securities immediately prior to the merger or consolidation;

            (b) the sale, transfer or other disposition of all or substantially all of the Company's assets to a Person or Persons other than to a Person or Persons of which fifty percent (50%) or more of the total combined voting securities are owned directly or indirectly by (i) a Permitted Holder, or (ii) the Persons holding the Company's voting securities directly or indirectly immediately prior to the transaction; or.

            (c)   the complete liquidation or dissolution of the Company.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "COMMITTEE" means, as specified in Article 3, a Committee the Board may appoint to administer the Plan.

     "COMMON STOCK" means the Company's common stock, par value $.01.

     "COMPANY" means Advanced Life Sciences Holdings, Inc., a Delaware corporation, and any successor thereto as provided in Article 15.

     "DESIGNATED BENEFICIARY" means the Person or Persons the Participant designates in a signed writing, filed with the Company, as the beneficiary of any amounts or benefits the Participant owns or is to receive under the Plan. If the Participant has not designated a beneficiary under the Plan, or if the Participant's Designated Beneficiary is not living on the relevant date hereunder, the Company shall treat the Participant's estate as the Designated Beneficiary.

     "DIRECTOR" means any individual who is a member of the Board of Directors.


       STOCK INCENTIVE PLAN ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

     "DISTRIBUTION ACCOUNT" means a book keeping account maintained by the Company that holds and distributes the Redemption Value of the portion of the Participant's Shares with respect to which a Participant exercised a Put Right or the Company exercised a Call Right, pursuant to Article 9.

     "DISABILITY" will have the meaning set forth in any employment, consulting, or other agreement between the Participant and the Company (or an Affiliate). If there is no employment, consulting, or other agreement between the Participant and the Company (or an Affiliate), or if such agreement does not define "Disability," then "Disability" will have the meaning set forth in the Company's long-term disability insurance policy covering the Participant. If there is no long-term disability insurance policy covering the Participant, "Disability" means (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that is expected to result in death or to last for a continuous period of not less than twelve (12) months.

     "EFFECTIVE DATE" means December 1, 1999.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     "EXERCISE PRICE" means the price at which a Participant may purchase a Share pursuant to an Option.

     "FAIR MARKET VALUE" means, as it relates to Shares, the average of the high and low trading prices of the Shares on the New York Stock Exchange (or, if the Shares are not traded on the New York Stock Exchange, on any other exchange on which they are traded); and if the Shares are not traded on any exchange, the fair market value of the Shares as determined by the Board or, at the discretion of the Board, by an independent appraiser selected by the Board.

     "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 that the Board designates as an Incentive Stock Option, and that is intended to meet the requirements of Code Section 422.

     "INITIAL PUBLIC OFFERING" or IPO" means an initial offering of the Company's stock to the public pursuant to the registration statement filed under
Section 12(g) of the Exchange Act.

     "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted under Article 6 that is not intended to meet the requirements of Code
Section 422.

     "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

     "OWNED SHARES" means Shares that a Participant has acquired through the exercise of an Option or the vesting of Restricted Stock, in accordance with
Article 6 or 7, and the terms of any Award Agreement.

     "PARTICIPANT" means a person whom the Board has selected to receive an Award under the Plan, pursuant to Section 5.2, or who has outstanding an Award granted under the Plan.

     "PERMITTED HOLDERS" means (i) Michael T. Flavin (the "Principal"), (ii) the spouse or any immediate family member of the Principal and any child or spouse of any spouse or immediate family member of the Principal, (iii) a trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding, directly or indirectly, a controlling interest


       STOCK INCENTIVE PLAN ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT of which consists of the Principal and/or such other persons referred to in the immediately preceding clause (ii), or (iv) the trustees of any trust referred to in clause (iii).

     "PERSON" has the meaning ascribed to that term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

     "PLAN" means the Advanced Life Sciences Holdings, Inc. Stock Incentive Plan, as set forth in this document.

     "REDEMPTION VALUE" means the amount the Company will pay to the Participant in redemption of the Participant's Shares, following the Participant's exercise of his or her Put Right or the Company's exercise of its Call Right, pursuant to
Article 8.

     "RESTRICTION PERIOD" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or the occurrence of other events as the Board determines, in its discretion), and/or the Restricted Stock is not vested.

     "RESTRICTED STOCK" means a contingent grant of Shares awarded to a Participant pursuant to Article 7.

     "RETIREMENT" means termination of Service on or after reaching the age established by the Company as the normal retirement age in any unexpired employment, consulting, or other agreement between the Participant and the Company and/or an Affiliate or, if different, a qualified retirement plan sponsored by the Company.

     "SERVICE" means the provision of services in the capacity of (i) an Employee of the Company or an Affiliate, (ii) a non-employee member of the Company's Board or the Board of Directors of an Affiliate, or (iii) a consultant or other independent advisor to the Company or an Affiliate.

     "SETTLEMENT DATE" means a date within 30 days after the last day of the month before Participant exercises his or her Put Right or the Company exercises its Call Right, and on which the Participant will deliver to the Company any Shares being purchased by the Company pursuant to the exercise of either the Put Right or the Call Right free and clear of any liens or encumbrances.

     "SHAREHOLDERS AGREEMENT" means the Shareholders agreement by and among the Company, Michael T. Flavin, and others, as amended from time to time.

     "SHARES" means the shares of the Company's Common Stock.

     "STOCK EXCHANGE" means the New York Stock Exchange, the American Stock Exchange or any other exchange or market, including the NASDAQ National Market.

     "TEN PERCENT OWNER" means an individual who, at the time an Award is granted under this Plan, owns stock possessing more than 10 percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

     ARTICLE 3.   ADMINISTRATION

     3.1 PLAN ADMINISTRATION. The Plan will be administered by the Board, a Committee, or individual that the Board designates for this purpose. If the Board


       STOCK INCENTIVE PLAN ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT
                  designates a Committee to administer this Plan, the Board will appoint the Committee members, from time to time, and the Committee members will serve at the Board's discretion. If the Board designates an individual to administer this Plan, the Board will appoint that individual who will serve at the Board's discretion.

     3.2 The Committee will act by a majority of its members at the time in office and eligible to vote on any particular matter, and Committee action may be taken either by a vote at a meeting or in writing without a meeting.

     3.2 AUTHORITY OF THE BOARD. Except as limited by law and subject to the provisions of this Plan, the Board will have full power to: (i) select eligible persons to participate in the Plan; (ii) determine the sizes and types of Awards; (iii) determine the class of the Company's stock to which the Award relates; (iv) determine the terms and conditions of Awards in a manner consistent with the Plan; (v) construe and interpret the Plan and any agreement or instrument entered into under the Plan; (vi) establish, amend or waive rules and regulations for the Plan's administration; and (vii) (subject to the provisions of Article 13) amend the terms and conditions of any outstanding Award to the extent they are within the discretion of the Board as provided in the Plan. Further, the Board will make all other determinations that may be necessary or advisable to administer the Plan. As permitted by law and consistent with Section 3.1, the Board may delegate some or all of its authority under the Plan.

     3.3 DECISIONS BINDING. All determinations and decisions made by the Board pursuant to the provisions of the Plan will be final, conclusive and binding on all persons, including, without limitation, the Company, its Board, its stockholders, all Affiliates, employees, Participants and their estates and beneficiaries.

     ARTICLE 4.   SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

     4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in Section 4.3, no more than 180,000 shares of the Company's Common Stock may be subject to Awards under the Plan.

     The maximum number of Shares that may be granted during any calendar year to any one Participant under Options or Restricted Stock is 100,000, as adjusted under Section 4.3 below.

     4.2 LAPSED AWARDS. If any Award granted under this Plan is canceled, terminates, expires or lapses for any reason, any Shares subject to the Award will again be available for the grant of an Award under the Plan.

     4.3 ADJUSTMENTS IN AUTHORIZED SHARES. If the Shares, as currently constituted, are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether because of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise, but not including an IPO or other capital infusion from any source) or if the number of Shares is increased through the payment of a stock dividend, then the Board, in its sole discretion, may substitute for or add to each Share previously appropriated, later subject to, or which may become subject to, an Award, the number and kind of shares of stock or other securities into which each outstanding Share was changed for which each such Share was exchanged, or to which each such Share is entitled, as the case may be. The Board, in its sole discretion, also may amend outstanding Awards as to price and other terms, to the extent necessary to reflect the events described above. If there is any other change in the number or kind of the outstanding Shares, of any stock or other


       STOCK INCENTIVE PLAN ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT securities into which the outstanding Shares have been changed, or for which they have been exchanged, the Board may, in its sole discretion, may adjust any Award already granted or which may be afterward granted.

     Fractional Shares resulting from any adjustment in Awards pursuant to this section may be settled in cash or otherwise as the Board determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not such notice is given) will be effective and binding for all Plan purposes.

     ARTICLE 5.   ELIGIBILITY AND PARTICIPATION

     5.1 ELIGIBILITY. The following persons are eligible to receive Awards under this Plan:

            (a) any person employed by the Company or an Affiliate in a common law employee-employer relationship ("Employee");

            (b) any non-employee member of the Company's Board or the Board of Directors of an Affiliate; and

            (c) any consultant or other independent advisor who provides services to the Company or an Affiliate.

     5.2 ACTUAL PARTICIPATION. The Board will determine, within the limits set forth below, those eligible persons to whom it will grant Awards. Each eligible person whom the Board has selected to receive an Award will become a Participant in the Plan upon execution of an Award Agreement.

     ARTICLE 6.   STOCK OPTIONS

     6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, the Board may grant Options to Employees in the number, and upon the terms, and at any time and from time to time, as it determines and sets forth in the Award Agreement.

     6.2 AWARD AGREEMENT. Each Option grant will be evidenced by an Award Agreement that specifies the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the class of the Company's Common Stock to which the Option pertains, the manner, time and rate of exercise and/or vesting of the Option, and such other provisions as the Board determines and sets forth in the Award Agreement. The Award Agreement will also specify whether the Option is intended to be an ISO or an NQSO, and whether reload options will be granted.

     6.3 EXERCISE PRICE. Each Option grant and Award Agreement will specify the Exercise Price for each Share subject to an Option, which Exercise Price will be determined by the Board and will be at least one hundred percent (100%) of the Share's Fair Market Value on the date the Option is granted. If the Option is an ISO and the Participant to whom the Option is granted is a Ten Percent Owner of the Company or an Affiliate, the Exercise Price for each Share subject to an Option will be at least one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted.

     6.4 DURATION OF OPTIONS. Each Option will expire at the time determined by the Board at the time of grant and set forth in the Award Agreement, but no later than the tenth anniversary of the date of its grant. If the Option is an ISO and the Participant to whom the Option is granted is a Ten Percent Owner of the Company of an Affiliate, the Option will expire at the time determined by the Board at the time of grant, but no later than the fifth anniversary of the date of its grant.


       STOCK INCENTIVE PLAN ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

     6.5 EXERCISE OF OPTIONS. Options will become vested and exercisable at such times and be subject to such restrictions and conditions as the Board in each instance approves and sets forth in each Award Agreement. The Board, in any NQSO Award Agreement, may provide that a Participant may exercise Options before the Options become vested; PROVIDED THAT upon the Participant's termination of Service, the Participant will forfeit any Shares attributable to the exercise of any Options that were not vested at the time of such termination of Service. Restrictions and conditions on the exercise of an Option need not be the same for each Award or for each Participant.

     6.6 PAYMENT. The holder of an Option may exercise the Option only by delivering a written notice of exercise to the Company setting forth the number of Shares as to which the Option is to be exercised, together with full payment at the Exercise Price for the Shares as to which the Option is exercised and any withholding tax relating to the exercise of the Option.

     The Exercise Price and any related withholding taxes will be payable to the Company in full either: (a) in cash, or its equivalent, in United States dollars; (b) if permitted in the governing Award Agreement, by tendering Shares the Participant (i) owns, (ii) has a substantial investment and bears the risks and rewards normally associated with share ownership for a reasonable period (E.G., six months), and (iii) duly endorses for transfer to the Company, (c) in any combination of cash, certified or cashier's check and Shares described in clause (b); or (d) by any other means the Board determines to be consistent with the Plan's purposes and applicable law.

     The Board may provide for reload options in the Award Agreement evidencing an Option. If such reload options are provided for, they will be granted automatically in accordance with the applicable provisions in the Award Agreement, and the Exercise Price for such reload option will be at least one hundred percent (100%) of each Share's Fair Market Value on the date the reload option is granted.

     6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Board may impose such restrictions on any Shares acquired through exercise of an Option as it deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to the Shares.

     6.8 TERMINATION OF SERVICE. Each Option Award Agreement will set forth the extent to which the Participant has the right to exercise the Option after his or her termination of Service. These terms will be determined by the Board in its sole discretion, need not be uniform among all Options, and may reflect, among other things, distinctions based on the reasons for termination of Service.

     6.9 NONTRANSFERABILITY OF OPTIONS. Except as otherwise provided in a Participant's Award Agreement, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all Options will be exercisable during the Participant's lifetime only by the Participant or his or her guardian or legal representative. The Board may, in its discretion, require a Participant's guardian or legal representative to supply it with the evidence the Board deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

     6.11 LIMITATION ON GRANT OF INCENTIVE STOCK OPTIONS. The Board may grant Incentive Stock Options only to Employees. The Board will not grant an Option under this Plan as an incentive stock option if it would cause the aggregate fair market value of stock with respect to which incentive


       STOCK INCENTIVE PLAN ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT options are exercisable by the Participant for the first time during a calendar year (under all plans of the Company and its Affiliates) to exceed $100,000.

     ARTICLE 7.   RESTRICTED STOCK

     7.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Board may, at any time and from time to time, grant Restricted Stock to Participants in such amounts as it determines and sets forth in the applicable Award Agreement.

     7.2 AWARD AGREEMENT. Each Restricted Stock grant will be evidenced by an Award Agreement that specifies the Restriction Periods, the number of Shares granted, the class of the Company's Common Stock to which the Award pertains, the purchase price, if any, and such other provisions as the Board determines and sets forth in the applicable Award Agreement.

     7.3 NONTRANSFERABILITY. The Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, until the end of the applicable Restriction Period as specified in the Award Agreement, or upon earlier satisfaction of any other conditions specified by the Board in its sole discretion and set forth in the Award Agreement. All rights with respect to Restricted Stock will be available during the Participant's lifetime only to the Participant or the Participant's guardian or legal representative. The Board may, in its discretion, require a Participant's guardian or legal representative to supply it with evidence the Board deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

     7.4 OTHER RESTRICTIONS. The Board may impose such other conditions and/or restrictions on any Restricted Stock as it deems advisable and sets forth in the applicable Award Agreement, including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, and/or individual), time-based restrictions on vesting following the attainment of the performance objectives, and/or restrictions under applicable federal or state securities laws. The Board may provide that restrictions established under this Section 7.4 as to any given Award will lapse all at once or in installments.

     The Company will retain the certificates representing Shares of Restricted Stock in its possession until all conditions and/or restrictions applicable to the Shares have been satisfied.

     7.5 PAYMENT OF AWARDS. Except as otherwise provided in Articles 7 and 8, Restricted Stock that becomes Owned Shares will be transferable by the Participant after the last day of the applicable Restriction Period.

     7.6 VOTING RIGHTS. The applicable Award Agreement may specify that Participants holding Shares of Restricted Stock may exercise any voting rights that apply to those Shares during the Restriction Period.

     7.7 DIVIDENDS AND OTHER DISTRIBUTIONS. The applicable Award Agreement may specify that Participants awarded Shares of Restricted Stock hereunder will be credited with regular cash dividends, if any, paid on those Shares during the Restriction Period. Dividends may be paid currently, accrued as contingent cash obligations, or converted into additional Shares of Restricted Stock, upon such terms as the Board establishes. The Board may apply any restrictions it deems advisable to the crediting and payment of dividends and other distributions.


       STOCK INCENTIVE PLAN ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

     7.8 TERMINATION OF SERVICE. Each Award Agreement will set forth the extent to which the Participant has the right to retain Restricted Stock after his or her termination of Service with the Company or an Affiliate. These terms will be determined by the Board in its sole discretion, need not be uniform among all Awards of Restricted Stock, and may reflect, among other things, distinctions based on the reasons for termination of Service.

     7.9 SECTION 83(b) ELECTION. The Participant will indicate to the Company whether the Participant intends to make a Section 83(b) election with respect to the Restricted Stock.

     ARTICLE 8.   PURCHASE AND SALES RIGHTS

     8.1 PARTICIPANTS' PUT RIGHT. At any time after the fifth anniversary of an Award under Article 6 or 7 (and prior to an IPO), the Participant, with respect to his or her then Owned Shares acquired pursuant to the Award, will have the right (a "Put Right"), exercisable by written notice to the Company, to require the Company to purchase up to one hundred percent (100%) of the Owned Shares acquired through the Award, provided, however, that the Participant has a substantial investment and has borne the risks and rewards normally associated with share ownership, with respect to such Owned Shares, for a reasonable period (E.G., six months).

     8.2 CALL RIGHT BY THE COMPANY. At any time prior to an IPO, and after the earlier of (a) the fifth anniversary of an Award, or (b) the Participant's termination of Service, the Company will have the option (a "Call Right"), exercisable by written notice to the Participant, to purchase any or all of the Participant's Owned Shares acquired through the Award, and to terminate any or all vested Options granted to the Participant in the Award.

     Notwithstanding the foregoing, the Company may not exercise a Call Right at any time that the Participant remains in Service with the Company, unless his or her duties have been materially reduced from those in effect at the time of the Award.

     8.3 TERMINATION OF SERVICE. In the event that a Participant's Service is terminated for any reason other than for Cause prior to the fifth anniversary of the date of an Award (and prior to an IPO), the Participant will have a Put Right and the Company will have a Call Right with respect to any or all Owned Shares acquired through the Award, and the Company will have the right to terminate any or all vested and unexercised Options granted in the Award. Notwithstanding the foregoing, in the event that the Company terminates a Participant other than for Cause prior to five years from the date of an Award, the Company may not exercise a Call Right until the fifth anniversary of the Award.

     8.4 DISTRIBUTION ACCOUNTS. Each time a Participant exercises a Put Right, the Company shall convert the Redemption Value of the Participant's Owned Shares with respect to which the Participant is exercising the Put Right to a Distribution Account on or before the Settlement Date.

     Each time the Company exercises a Call Right, the Redemption Value of the Participant's Owned Shares, and the Redemption Value of any vested and unexercised Options (less the applicable Exercise Price for such vested and unexercised Options) with respect to which a Call Right is exercised shall be converted to a Distribution Account on or before the Settlement Date.

     8.5 REDEMPTION VALUE. The Redemption Value of the Participant's Owned Shares with respect to which a Participant exercises a Put Right will equal the Fair Market Value of such Owned Shares determined as of the date on which the Participant exercises such Put Right. If the Company exercises a Call Right, the Redemption Value of the Participant's Owned Shares will be equal to the Fair Market Value of such Owned Shares determined as of the date on which the Company exercises its Call


       STOCK INCENTIVE PLAN ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

Right. Notwithstanding the foregoing, if the Company terminates the Participant for Cause, the Redemption Value of all of the Participant's Owned Shares acquired through exercise of Options will be equal to the Exercise Price of such Options, and the Redemption Value of the Participant's Restricted Stock will be equal to its Fair Market Value on the date of the Award.

     8.6 DISTRIBUTION TO THE PARTICIPANT. The amount in a Participant's Distribution Account will be distributed to the Participant in cash, (i) in a lump-sum payment, (ii) in annual installments not longer than three (3) years, or (iii) over such longer period as may be required under the terms of the Company's credit facilities then in effect. Where distribution of a Participant's Distribution Account is made in installment payments, interest will be credited to the amount in the Participant's Distribution Account at a floating rate per annum equal to the "Prime Rate" published in THE WALL STREET JOURNAL from time to time during the distribution period. Such interest will accrue beginning on the Settlement Date and will be credited to the Distribution Account quarterly. Notwithstanding the foregoing, if payment of the Distribution Account is in installments the Company may, in its sole discretion, at any time during the installment period, distribute the remaining amount of a Participant's Distribution Account in a single lump sum cash payment, plus interest to the date of payment.

     Distribution of a Participant's Distribution Account will commence no later than 60 days after the Settlement Date. If a Participant dies before complete distribution of his or her Distribution Account, the remaining amount in the Participant's Distribution Account will be distributed to the Participant's Designated Beneficiary over the same period as distributions were being made to the Participant; except that, the Company may, in its sole discretion, determine to pay the remaining balance of the deceased Participant's Distribution Account (with interest to the date of payment) to the Participant's Designated Beneficiary in a single lump sum payment at any time.

     8.7 DRAG-ALONG RIGHTS. At any time on or after the Effective Date (and prior to an IPO), if one or more shareholders of the Company proposes to transfer (in a sale consummated in a single transfer or a series of related transfers to a single purchaser or a group of purchasers as part of a single transaction), more than 50% of the Company's Shares to a Person other than an Affiliate, then the Company will have the right (the "Drag-Along Right"), but not the obligation, to cause each Participant to tender for purchase to such purchaser(s), at the price and on such other terms and conditions as apply to the Company, the same proportion of the Participant's Shares as the proportion of the Company's Shares proposed to be transferred bears to the total Shares held by the Company.

     If the Company elects to exercise the Drag-Along Right, then it will so notify each Participant (the "Drag-Along Notice"). Such Drag-Along Notice will set forth the name and address of the proposed purchaser, the proposed amount and form of consideration and other terms and conditions of transfer offered by the proposed purchaser, the aggregate Shares proposed to be purchased by such purchaser, and a calculation of the purchase price applicable to the Participant.

     All transfers of a Participant's Shares pursuant to the Drag-Along Right will be effectuated within thirty (30) days after the date of the Drag-Along Notice. Upon the receipt of a Drag-Along Notice, the Participant will be entitled and obligated to transfer the Shares to the proposed purchaser on the terms and for the price set forth above; PROVIDED, HOWEVER, that neither the Company nor the Participant will consummate the sale of any Shares if the proposed purchaser does not purchase all of the Shares that the Company and the Participants are entitled or obligated to transfer pursuant hereto, PROVIDED, FURTHER, that in the event that the price to be paid by the Company will not be in cash or securities for which there is a public market, all payments to Participants will be in cash.


       STOCK INCENTIVE PLAN ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

     8.8 TAG-ALONG RIGHTS. At any time on or after the Effective Date (and prior to an IPO), if the Company proposes to transfer (in a sale consummated in a single transfer or a series of related transfers to a single purchaser or a group of purchasers as part of a single transaction) shares representing more than 50% of the Company's Shares to a Person other than an Affiliate, then each Participant will have the right (the "Tag-Along Right") to require the proposed purchaser to purchase from Participant the same proportion of the Participant's Shares as the proportion of the Company's Shares proposed to be transferred bears to the total Shares held by the Company.

     The Company will promptly notify each Participant in writing in the event it proposes to make a transfer giving rise to the Tag-Along Right, and will furnish the Participant with the transfer terms and a copy of any written offer or agreement pertaining thereto. The Participant may exercise the Tag-Along Right by delivery of a written notice to the Company (the "Tag-Along Notice") within fifteen (15) days following the Participant's receipt of notice of the proposed transfer from the Company. The Tag-Along Notice will state the Shares that the Participant proposes to include in such transfer to the proposed purchaser and a calculation of the purchase price applicable to the Participant. In the event that the proposed purchaser does not purchase the specified Shares from the Participant on the same terms and conditions as are applicable to the Company in such transaction, then the Company will not be permitted to sell any Shares to proposed purchaser in the proposed transfer.

     8.9 NONTRANSFERABILITY. The Company will not be required (i) to transfer on its books any Shares that have been sold or transferred, or (ii) to treat as owner of such Shares, to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares have been transferred, in violation of the Plan, the Award Agreement, or the Shareholders Agreement. Any transferee must consent in writing to be bound by all of the terms and conditions of the Plan and any Award Agreement.

     8.10 LEGEND. Each certificate evidencing Owned Shares and each certificate issued in exchange for or upon the transfer of any Owned Shares before an IPO will be stamped or otherwise imprinted with such legend as the Board requires.

     ARTICLE 9.   BENEFICIARY DESIGNATION

     Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die before receiving any or all of his or her Plan benefits. Each beneficiary designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Board, and must be made during the Participant's lifetime. If the Participant's designated beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant's death will be paid to the Participant's estate or other entity described in the Participant's Award Agreement.

     ARTICLE 10.  DEFERRALS

     The Board may permit or require a Participant to defer receipt of cash or Shares that would otherwise be due to him or her by virtue of an Option exercise, the lapse or waiver of restrictions on Restricted Stock. If any such deferral election is permitted or required, the Board will, in its sole discretion, establish rules and procedures for such deferrals. Notwithstanding the foregoing, the Board in its sole discretion may defer payment of cash or the delivery of Shares that would otherwise be due to a Participant under the Plan if payment or delivery would result in the Company's or an Affiliate's being unable to deduct compensation under Code Section 162(m). Deferral of payment or delivery by the Board may continue until the Company or Affiliate is able to deduct the payment or delivery under the Code.


       STOCK INCENTIVE PLAN ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

     ARTICLE 11.  BREACH OF RESTRICTIVE COVENANTS

     Notwithstanding any other provision of this Plan to the contrary, if the Participant breaches the non-compete, non-solicitation or non-disclosure provisions of the Award Agreement, whether during or after termination of Service, in addition to any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise, the Participant shall:

            (a) forfeit any and all Awards granted to him or her under the Plan, including Awards that have become vested and/or exercisable; and

            (b) forfeit any and all right to receive any remaining installment payments due to the Participant from his or her Distribution Account, pursuant to Section 8.6.

     ARTICLE 12.  RIGHTS OF PARTICIPANTS

     12.1 SERVICE. Nothing in the Plan will interfere with or limit in any way the right of the Company or any affiliate of the Company (as defined in federal securities laws) to terminate any Participant's Service at any time, or confer upon any Participant any right to continue in the Service of the Company or any Affiliate.

     12.2 PARTICIPATION. No Employee, Advisor, Director or Participant will have the right to receive an Award under this Plan, or, having received any Award, to receive a future Award.

     ARTICLE 13.  AMENDMENT, MODIFICATION AND TERMINATION

     13.1 AMENDMENT, MODIFICATION AND TERMINATION. The Board may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part. Subject to the terms and conditions of the Plan, the Board may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised). The Board will not, however, modify any outstanding Incentive Stock Option to specify a lower Exercise Price. Notwithstanding the foregoing, no modification of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan.

     13.2 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. In recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever the Board determines that adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Board may, using reasonable care, adjust the terms and conditions of, and the criteria included in, Awards.

     ARTICLE 14.  WITHHOLDING

     14.1 TAX WITHHOLDING. The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount (either in cash or Shares) sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under this Plan. Each Award Agreement will specify whether reload options will be granted in connection with payment of tax withholding by tendering Shares owned by the Participant.


       STOCK INCENTIVE PLAN ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

     14.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the Company may satisfy the minimum withholding requirement for supplemental wages, in whole or in part, by withholding Shares having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Award) equal to the minimum amount of withholding tax required to be collected on the transaction. The Participant may elect, subject to the approval of the Board, to deliver the necessary funds to satisfy the withholding obligation to the Company, in which case there will be no reduction in the Shares otherwise distributable to the Participant.

     ARTICLE 15.  SUCCESSORS

     All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

     ARTICLE 16.  LEGAL CONSTRUCTION

     16.1 NUMBER. Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.

     16.2 SEVERABILITY. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

     16.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Share and/or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

     16.4 SECURITIES LAW COMPLIANCE. As to any individual who is, on the relevant date, an officer, director or ten percent beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Board fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

     16.5 UNFUNDED STATUS OF THE PLAN. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, the Participant's rights are no greater than those of a general creditor of the Company. The Board may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.

     16.6 NON-U.S. BASED PERSON. Notwithstanding any other provision of the Plan to the contrary, the Board may make Awards to Persons who are not citizens or residents of the United States on such terms and conditions different from those specified in the Plan as may, in the Board's judgment, be necessary or desirable to foster and promote achievement of the Plan's purposes. In furtherance of such purposes, the Board may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company operates or has employees.


       STOCK INCENTIVE PLAN ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

     16.7 GOVERNING LAW. To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to its conflict of laws principles.


       STOCK INCENTIVE PLAN ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT